UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On December 10, 2012, HCP, Inc., a Maryland corporation (the “Company”), filed with the Securities and Exchange Commission a prospectus supplement (the “Prospectus Supplement”) to the prospectus dated July 24, 2012 included in the Company’s automatic shelf registration statement on Form S-3ASR (No. 333-182824).  The Prospectus Supplement relates to the resale by the selling stockholder named therein of up to 194,374 shares of the Company’s common stock that may be issuable to such stockholder upon exchange of 194,374 non-managing member units of HCP DR Alabama, LLC pursuant to redemption rights set forth in that certain Amended and Restated Limited Liability Company Agreement of HCP DR Alabama, LLC, dated as of March 15, 2006, as amended.  The Company will not receive any proceeds from the sale of its common stock by such selling stockholder.

In connection with the filing of the Prospectus Supplement, the Company is filing an opinion of its counsel, Ballard Spahr LLP, regarding the legality of the securities being registered, which opinion is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits. The following exhibits are being filed herewith:

No.	Description
5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2012

HCP, Inc.
(Registrant)

	By:	/s/ Timothy M. Schoen

Timothy M. Schoen
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

No.	Description
5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1 hereto).